UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 10, 2005
Date of Report (Date of earliest event reported)

ANTIGENICS INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

630 Fifth Avenue, Suite 2100
New York, NY 10111	10111
(Address of principal executive offices)	(Zip Code)

212-994-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On March 10, 2005, the Board of Directors of Antigenics Inc. (the “Company”) ratified the recommendation of the Compensation Committee and awarded Garo Armen, Chairman and CEO, a cash bonus of $174,300 under the Company’s Executive Incentive Plan, a stock option grant of 300,000 shares under the Company’s 1999 Equity Incentive Plan and set his base salary for 2005 at $440,000. In addition, the Board of Directors ratified the recommendation of the Compensation Committee to award Pramod Srivastava, Founding Scientist, a cash bonus of $135,000 and a stock option grant of 120,000 shares under the Company’s 1999 Equity incentive Plan.

     On February 10, 2005, the Compensation Committee awarded the following cash bonuses to the Company’s named executives:

Peter Thornton, Sr. Vice-President and Chief Financial Officer	$49,583
Russell Herndon, President, Commercial Operations	$104,000
Renu Gupta, Sr. Vice-President, Development	$117,000
Roman Chicz, Sr. Vice-President, Research & Preclinical development	$39,750

     All bonus awards are recommended based on achievement of goals and benchmark data.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.

Date: March 16, 2005	By: /s/ Garo H. Armen

Garo H. Armen, Ph.D. Chairman and Chief Executive Officer